Exhibit 10.1

EXECUTION VERSION

LETTER AGREEMENT

April 14, 2026

Horizon Technology Finance Corporation (the “Company”)
312 Farmington Avenue
Farmington, Connecticut 06032

Re: Fee Waiver Agreement

This Letter Agreement documents an undertaking by Horizon Technology Finance Management LLC (the “Adviser”) to waive certain fees payable to it by the Company pursuant to the Investment Management Agreement between the Company and the Adviser dated March 31, 2025 (the “Investment Management Agreement”) as set forth therein.

The Adviser shall waive an aggregate amount of $4.0 million of Base Management Fees (as defined in the Investment Management Agreement) and/or Incentive Fees (as defined in the Investment Management Agreement) (the “Fee Waiver”) due and payable to the Adviser pursuant to the terms of the Investment Management Agreement. The Fee Waiver shall be made in the amount of $1.0 million per fiscal quarter of the Company commencing at the end of the first full fiscal quarter following the closing (the “Closing”) of the merger of Monroe Capital Corporation (“MRCC”) with and into the Company pursuant to that certain Agreement and Plan of Merger, dated as of August 7, 2025, by and among the Company, HMMS, Inc., MRCC, Monroe Capital BDC Advisors, LLC and the Adviser. For the avoidance of doubt, the Fee Waiver shall not exceed the total amount of Base Management Fee and Incentive Fees earned during the applicable period.

This Letter Agreement shall take effect upon the Closing and shall terminate upon the earlier of (i) termination of the Investment Management Agreement or (ii) the date that is the end of the fourth full fiscal quarter following the Closing. For the avoidance of doubt, none of the rights, benefits or obligations under this Letter Agreement shall survive its termination. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended.

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Sincerely

Horizon Technology Finance Management LLC

By: /s/ Michael P. Balkin
Name: Michael P. Balkin
Title: Chief Executive Officer

[Signature Page to Letter Agreement]

ACKNOWLEDGED AND ACCEPTED Horizon Technology Finance Corporation

By: /s/ Michael P. Balkin
Name: Michael P. Balkin
Title: Chief Executive Officer

[Signature Page to Letter Agreement]